EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Common Stock and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Date: October 8, 2021

INDEX VENTURES V (JERSEY) L.P.

By:	/s/ Luke Aubert
	Name:	Luke Aubert
	Title:	Director

INDEX VENTURES V PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.

By:	/s/ Luke Aubert
	Name:	Luke Aubert
	Title:	Director

YUCCA (JERSEY) SLP

By:	Intertrust Employee Benefit Services Limited as authorized signatory of Yucca (Jersey) SLP in its capacity as an Administrator of the Index Co- Investment Scheme

By:	/s/ Luke Aubert
	Name:	Luke Aubert
	Title:	Authorized Signatory

By:	/s/ Lucy Miller
	Name:	Lucy Miller
	Title:	Authorized Signatory

INDEX VENTURE ASSOCIATES V LIMITED

By:	/s/ Luke Aubert
	Name:	Luke Aubert
	Title:	Director